Exhibit 10.19

AMENDMENT NUMBER FIVE
TO THE ASSURANT EXECUTIVE PENSION PLAN

THIS AMENDMENT to the Assurant Executive Pension Plan, as amended and restated effective as of January 1, 2009 (the “Plan”), is adopted by the Assurant, Inc. Benefit Plans Committee (the “Committee”) effective as of the dates specified below.

W I T N E S S E T H:

WHEREAS, Assurant, Inc. (the “Company”) currently maintains the Plan;

WHEREAS, pursuant to Article 8 of the Plan, the Committee has the authority to amend the Plan, unless the amendment would significantly increase the Company’s liabilities for the Plan;

WHEREAS, the Committee desires to amend the Plan to make certain changes; and

WHEREAS, the Committee has determined that this amendment to the Plan will not significantly increase the liabilities of the Plan.

NOW THEREFORE, the Committee amends the Plan as follows:

1.

Effective as of January 1, 2025, Section 7.02 is amended to read as follows:

7.02    Committee Membership.

(a)    Benefit Plans Committee. The Benefit Plans Committee shall be comprised of the following members (or their functional equivalent successor officers):

1.Senior Vice President, Total Rewards & Wellbeing
2.Vice President, Benefits
3.Vice President, People Experience & Global Capability Centers
4.Senior Vice President, US Lifestyle Operations
5.Senior Vice President, Global Housing Operations

Each member of the Benefit Plans Committee shall serve without the need of a formal appointment or resignation, by virtue of holding or assuming one of the designated positions and shall automatically be removed as a member of the Benefit Plans Committee by ceasing to hold one of the designated positions. In the event of a vacancy in the membership of the Benefit Plans Committee, the remaining members shall function as the full Benefit Plans Committee until the vacancy is filled.

(b)    Benefit Plans Investment Committee. The Benefit Plans Investment Committee shall be comprised of the following members (or their functional equivalent successor officers):

1.Senior Vice President, Total Rewards & Wellbeing
2.Vice President, Benefits
3.Chief Investment Officer
4.Senior Vice President, Investment Strategy & Analytics
5.Senior Vice President, Chief Accounting Officer

Each member of the Benefit Plans Investment Committee shall serve without the need of a formal appointment or resignation, by virtue of holding or assuming one of the designated positions and shall automatically be removed as a member of the Benefit Plans Investment Committee by ceasing to hold one of the designated positions. In the event of a vacancy in the membership of the Benefit Plans Investment Committee, the remaining members shall function as the full Benefit Plans Investment Committee until the vacancy is filled.

(c)    Compensation and Talent Committee. The Compensation and Talent Committee shall have no fiduciary responsibilities with respect to the Plan.

2.

Effective as of January 1, 2025, Section 7.05 is amended to replace all references to
“Benefit Plans Finance Committee” to “Benefit Plans Investment Committee.”

3.

Effective as of January 1, 2025, Article 11 is amended to delete the definitions of “Benefit Plans Finance Committee” and “Compensation Committee.”

4.

Effective as of January 1, 2025, Article 11 is amended to revise the definition of “Benefit Plans Investment Committee” as follows:

Benefit Plans Investment Committee means the Benefit Plans Investment Committee described in Section 7.04.

* * * *

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment Number Five to the Assurant Executive Pension Plan on the date shown below, to be effective as of the dates set forth herein.

ASSURANT, INC.
BENEFIT PLANS COMMITTEE

Date _________________________     By ________________________________

Michael Katz
Interim Chairperson, Assurant, Inc. Benefit Plans Committee
Senior Vice President, Global Total Rewards & Wellbeing
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